Exhibit 5 (b)

                         ALLSTATE LIFE INSURANCE COMPANY
                                3100 Sanders Road
                           Northbrook, Illinois 60062


MICHAEL J. VELOTTA                                    DIRECT DIAL: 847-402-2400
SENIOR VICE PRESIDENT,                                  FACSIMILE: 847-326-6742
SECRETARY AND GENERAL COUNSEL

October 12, 2004


TO:         ALLSTATE LIFE INSURANCE COMPANY
                       NORTHBROOK, IL  60062

FROM:       MICHAEL J. VELOTTA
                       SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:         FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES
            ACT OF 1933 FILE NO. 333-__________
            ALLSTATE TREASURY-LINKED ANNUITY PLUS

With reference to the Form S-3 Registration Statement filed by Allstate Life Insurance Company (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Allstate Treasury-Linked Annuity Plus Contract described therein (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of October 12, 2004:

         1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of Illinois.

         2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


Sincerely,


/S/MICHAEL J. VELOTTA
------------------------------
Michael J.Velotta
Senior Vice President, Secretary and General Counsel